                                                                    EXHIBIT 4.1


                  [PICTURE OF PEOPLE STANDING AROUND A GLOBE]

NUMBER                                                                   SHARES
CRD

                                                       ORGANIZED UNDER THE LAWS
                                                       OF THE STATE OF DELAWARE


[COX RADIO LOGO]                            CUSIP 224051 10 2
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN
CHARLOTTE, N.C. AND NEW YORK, N.Y.

                                COX RADIO, INC.

This is to Certify that


is the owner of

         FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK, PAR VALUE $0.33 PER SHARE, OF Cox Radio, Inc. issued under and subject to the Amended and Restated Certificate of Incorporation of the Corporation (a copy of which is on file at the office of the Transfer Agent of the Corporation), to all the terms and conditions of which the said owner by accepting this Certificate expressly assents and agrees to be bound. The shares represented by this Certificate are transferable, to the extent permitted by the Amended and Restated Certificate of Incorporation of the Corporation, on the books of the Corporation in person or by attorney duly authorized in writing upon surrender of this Certificate duly endorsed. This Certificates shall not be valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


[SEAL OF COX RADIO, INC.]


Dated:                                      COUNTERSIGNED AND REGISTERED:
                                                   FIRST UNION NATIONAL BANK
                                                      (CHARLOTTE, N.C.)
                                             BY:   TRANSFER AGENT AND REGISTRAR


                                                      AUTHORIZED SIGNATURE

/s/ Andrew Merdek            /s/ Robert F. Neil
------------------------     ---------------------------
Secretary                    President and
                             Chief Executive Officer


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                      (REVERSE SIDE OF STOCK CERTIFICATE)

                                COX RADIO, INC.

         The Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of stock authorized to be issued and of each series of preferred stock so far as the same have been fixed, and the authority of the Board to designate and fix the relative rights, preferences and limitations of other series of preferred stock.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM --    as tenants in common                    UNIF GIFT MIN ACT -- ____________ Custodian ____________
TEN ENT --    as tenants by the entireties                                    (Cust)               (Minor)
JT TEN --     as joint tenants with right                                  under Uniform Gifts to Minors
              of survivorship and not as                                   Act________________________________
              tenants in common                                                           (State)

    Additional abbreviations may also be used though not in the above list.

         For value received, _________________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


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Please print or typewrite name and address including postal zip code of assignee


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                                                                         Shares
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of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated,
      -------------------------      ------------------------------------------
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

                                     Signature Guaranteed:

                                     NOTICE: The signature(s) should be
                                     guaranteed by an eligible guarantor
                                     institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to S.E.C. Rule 17 Ad-15.

STATUTORY RESTRICTIONS - FEDERAL COMMUNICATIONS ACT. The Corporation and its subsidiaries and affiliates operate communications properties subject to the jurisdiction of the Federal Communications Commission under the Communications Act of 1934, as amended. Said Act and the rules and regulations of said Commission contain express restrictions on the transfer of stock of corporations subject thereto, particularly with respect to alien persons. The right is reserved to refuse to honor any transfer of the stock of the Corporation which, in the judgment of the Corporation or its Transfer Agent, would or might constitute a violation of said Act or rules and regulations. As used in this context, the word "alien" shall be construed to include the following: a person who is a citizen of a country other than the United States, any entity organized under the laws of a government other than the government of the United States or any state, territory or possession of the United States, a government other than the government of the United States or of any state, territory or possession of the United States, or a representative of, or an individual or entity controlled by, any of the foregoing.

                       APPLICATION FOR TRANSFER OF SHARES

The undersigned (the "Applicant") hereby makes application for the transfer to the name of the Applicant of the number of shares of stock represented by this Certificate and hereby certifies to the Corporation that:
The Applicant is _____ is not _____ an alien.
The Applicant will _____ will not _____ hold the shares applied for or any of them for or on behalf of an alien.
The Applicant hereby agrees that on request of the Corporation, he will furnish proof in support of this certification.


Date:
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                                     Signature of Applicant